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[Logo] Heartland Funds                                        Exhibit 14(b)
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AMERICA'S VALUE INVESTOR

IRA DISCLOSURE
STATEMENT AND
AGREEMENT

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                               GENERAL PROCEDURE

If after reading the Heartland Funds Custodial Account Agreement, the Disclosure Statement, and the Prospectus for the Fund(s) in which you wish to invest, you would like to open a Heartland Funds custodial IRA, and meet the eligibility requirements for establishing an IRA, you may open your account by following the procedure below:


(1) Check the box indicating the type of account you wish to establish on the Application Form (note that you must meet the eligibility requirements for the type of account you select) and complete the remainder of the Application Form.

(2) To establish your Heartland Funds IRA, you need an initial investment of $500. However, you may choose to invest any amount larger than the minimum initial investment up to the maximum limitations as described in the Disclosure Statement.

(3) Bring or mail the Application Form and your initial investment of at least $500 to the Custodian at: Firstar Trust Company, Heartland Funds IRA, P.O. Box 701, Milwaukee, WI 53201-0701.

(4) The Custodian will confirm your establishment of the IRA and the amount of shares purchased in the Fund.

                                   IMPORTANT

NEITHER THE HEARTLAND FUNDS NOR THE CUSTODIAN CAN MAKE ANY REPRESENTATION AS TO THE SUITABILITY OF THE HEARTLAND FUNDS IRA FOR YOUR PARTICULAR SITUATION, OR WHETHER YOU ARE ELIGIBLE FOR THE USE OF AN IRA. SIMILARLY, NEITHER THE HEARTLAND FUNDS NOR THE CUSTODIAN CAN BE RESPONSIBLE FOR THE TAX IMPACT OF ANY DISTRIBUTIONS TO YOU OR YOUR BENEFICIARY. YOU SHOULD CONSULT YOUR ATTORNEY OR OTHER PROFESSIONAL ADVISER FOR ANSWERS TO THESE TYPES OF QUESTIONS.

PLEASE REMEMBER THAT CONTRIBUTIONS MADE TO AN IRA ACCOUNT CANNOT BE WITHDRAWN WITHOUT A PENALTY PRIOR TO AGE 591/2 EXCEPT IN THE CASE OF YOUR TOTAL DISABILITY OR DEATH, THE PAYMENT OF CERTAIN MEDICAL EXPENSES OR HEALTH INSURANCE PREMIUMS UNDER CERTAIN CIRCUMSTANCES, OR THE ROLLOVER OR TRANSFER OF YOUR ACCOUNT TO ANOTHER INDIVIDUAL RETIREMENT INVESTMENT VEHICLE.

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HEARTLAND FUNDS
INDIVIDUAL RETIREMENT ACCOUNT
DISCLOSURE STATEMENT

The Internal Revenue Service requires that you be given a disclosure statement for the purpose of understanding your individual retirement account. This document explains the general rules regarding the operation and tax treatment of your IRA. Please read this document, the Custodial Account Agreement (Form 5305-A), and our Prospectus very carefully before deciding to invest in Heartland Fund shares.

If after reading the Disclosure Statement, Prospectus and Custodial Account Agreement you need further assistance in answering questions pertaining to your IRA, please call the Heartland Funds at (414) 289-7000, or toll-free 1-800-432-7856; or write to us at Heartland Funds Individual Retirement Account, 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. Although we will be happy to help you by answering any questions that we can, we recommend that you consult your lawyer, accountant, or personal tax adviser regarding the tax or legal implications of your individual retirement custodial account.

1.  YOUR RIGHT TO REVOKE YOUR ACCOUNT.

You may revoke your IRA within seven (7) days after the date it was established by a written notice of revocation to Firstar Trust Company, Custodian, Heartland Funds IRA, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If mailed, the notice shall be deemed mailed on the date of the postmark. If you timely revoke your IRA, then all your money shall be returned to you as soon as practicable without adjustment for sales commissions, administrative expenses, etc.

2.  GENERAL CHARACTERISTICS OF THE IRA.

An individual retirement arrangement (IRA) is a savings plan that lets you set aside money for your retirement. Contributions made to it may be tax deductible and your IRA earnings are not taxed until they are distributed to you.

The Heartland Funds IRA is a custodial account created by document for the exclusive benefit of an individual and his or her beneficiaries. As a qualified IRA it must meet the following requirements:

(a) Contributions must be made in cash and may not exceed the lesser of $2,000 or 100% of your compensation for the taxable year (except in the case of a contribution rolled over from a qualified employer retirement plan, or another IRA as described more fully in paragraph 6, and contributions under a Simplified Employee Pension or to a SIMPLE Retirement Account, described in paragraphs 10 and 11, respectively).

(b) The custodian must be a bank or trust company, a savings and loan association, a federally insured credit union, or other person found acceptable by the Secretary of the Treasury.

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(c)  No part of the custodial account assets may be invested in life insurance contracts.

(d) The depositor's interest in this account balance is always 100% vested and nonforfeitable.

(e) The assets of your custodial account must be held in a separate fund and may not be commingled with other property, except in a common trust fund or common investment fund.

(f) Distributions from your account may commence at any time after you reach age 59 1/2 without any penalty imposed on you, but they must commence no later than the April 1st following the calendar year in which you attain age 70 1/2. You may choose to receive your benefits in any of the following forms: (i) a lump sum payment of all your interest in your account; (ii) periodic annuity payments for the period of your life, or the joint lives of you and your designated beneficiary; or (iii) periodic installment payments over a period of time not longer than your life expectancy, or the joint life expectancy of you and your designated beneficiary. Your designated beneficiary is the individual or individuals you have selected to receive your IRA account balance upon your death. Special distribution rules apply if you name more than one individual or a trust as your designated beneficiary. If you do not elect a distribution method by the April 1 following the year in which you reach age 70 1/2, a minimum distribution will be made by that date and by each December 31 thereafter in an amount necessary to satisfy the minimum distribution rules described below. Notwithstanding your election to receive your assets in periodic installment payments pursuant to (iii) above, you may still withdraw larger amounts in any specific year if you wish. If you elect to receive periodic annuity payments, the amount and period over which your payments will be made is determined under the terms of your annuity contract.

(g) If you are receiving periodic installment payments and you die after the April 1st following the year in which you attain age 70 1/2, any remaining funds in your account must be distributed at least as rapidly after your death as under the method being used at the date of your death. If you die before the April 1st following the year in which you would have attained age 70 1/2, your designated beneficiary may elect to have any remaining funds distributed (i) by the end of the fifth calendar year following your death or (ii) in periodic installment payments commencing by the end of the year following the year of your death over a period no longer than the life or life expectancy of the designated beneficiary. Under the terms of Article VIII of the Custodial Agreement, if your beneficiary does not elect either (i) or (ii) above by the December 31st of the year following the year of your death, distribution will be made over the life expectancy of your beneficiary if your beneficiary is your spouse and within five

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   years of your death if your beneficiary is anyone other than your spouse.
   If your spouse is your beneficiary, he or she can forestall commencement until as late as the year in which you would have attained age 70 1/2 and then choose one of the methods specified in (f) above, or your spouse can elect to treat the IRA as his or her own and become subject to the distribution rules as if he or she were the depositor.

   The IRS requires that minimum amounts be distributed from your account by the December 31st of each year after you attain age 70 1/2 ("minimum required distributions"). However, you may delay your first minimum required distribution until the April 1st following the year in which you attain age 70 1/2. The amount of any minimum required distribution is based on your life expectancy or the joint life expectancy of you and your designated beneficiary in the year of the distribution. In addition, if you designate a beneficiary other than your spouse who is more than ten years younger than you, your annual minimum required distribution will be computed as if your beneficiary is only ten years younger than you. Under the terms of Article IV of the Custodial Agreement, unless you elect not to have life expectancy(ies) recalculated, the minimum amount that must be distributed to you annually will be determined by recalculating your life expectancy (and that of your spouse if your spouse is your designated beneficiary) using attained ages for the year in which the minimum distribution is being made. Life expectancies of designated beneficiaries other than the spouse will not be recalculated.

   You may be assessed a penalty for excess accumulations if the "minimum required distributions" from your IRA are not made to you upon reaching age 70 1/2. This penalty may be a tax of 50% on the excess of the amount required to be distributed over the amount actually distributed each year. This penalty may be waived by the IRS if the deficit is due to reasonable error and you are attempting to correct it.

3.  ELIGIBILITY.

Any person who is under age 70 1/2 and who received "compensation" during the taxable year may contribute to and participate in an IRA. ("Compensation" includes salaries, wages, fees, self-employment earnings, alimony, and income from personal services included in your gross income, but does not include income from property such as dividends, interest and rent.) You may establish an IRA whether or not you are a participant in any other employer-sponsored retirement plan; however, participants in employer plans may be subject to limitations on the deductibility of IRA contributions.

4.  CONTRIBUTIONS.

You may contribute an amount not exceeding the lesser of $2,000 or 100% of compensation includable in your gross income for that year


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(your "allowable contribution").  You may establish and/or contribute to your
IRA for any taxable year up to as late as the April 15th due date for filing your income tax returns for that year (but not including any extensions). If you are making a contribution before April 15 for the prior taxable year, please indicate in writing the year for which the contribution is made.

The portion of your allowable contribution that is deductible begins to be phased out if you (or your spouse, if you are married and filing a joint return) are an active participant in an employer-sponsored retirement plan during any part of the year and your adjusted gross income exceeds $25,000 ($40,000 if married and filing jointly, and zero if married and filing separately). The amount of your deduction is completely phased out if you (or your spouse, if applicable) are an active participant in an employer-sponsored plan and have an adjusted gross income of over $35,000 ($50,000 if married and filing jointly, and $10,000 if married and filing separately).

If you (or your spouse, if you are married and filing a joint return) are an active participant in an employer-sponsored plan and your adjusted gross income falls between the above limits, you may deduct a portion of the amount you are allowed to contribute. The maximum amount you may deduct is determined by subtracting your adjusted gross income (before your IRA deduction) from the amount where the phaseout is complete, multiplying that result by 20%, and rounding up to the nearest $10. If the rounded figure is less than $200 but greater than $0, you can deduct $200. The instructions to IRS Form 1040 and IRS Publication 590 contain information which allows you to figure the exact amount of your deductible contribution.

As mentioned, the deductible limitations described above only apply if you (or your spouse, if you are married and filing jointly) are an active participant in an employer-sponsored retirement plan during the year. You are an active participant in an employer-sponsored retirement plan for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. Employer-sponsored retirement plans include qualified money purchase or profit sharing plans, certain government plans, salary reduction arrangements (such as a 403(b) tax-sheltered annuity or a 401(k) plan), simplified employee pension (SEP) plans, SIMPLE retirement accounts or qualified defined benefit plans which promise you a retirement benefit based upon the number of years of service you have with the employer. The Form W-2 you receive from your employer should indicate whether or not you are an active participant in any year.

If you are not eligible to make fully-deductible IRA contributions, you may still contribute nondeductible amounts to your IRA up to your allowable contribution limit. You must designate the amount of your nondeductible contributions on IRS Form 8606 and file such form with the IRS for the year in which the contributions were made. You may be subject to a penalty if you overstate the amount of your nondeductible contributions.

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5.  EXCESS CONTRIBUTIONS.

If you contribute to your IRA more than the allowable contribution amount in a tax year, or if you contribute to your IRA during or after the year in which you reach age 70 1/2, a penalty will be imposed on any excess contribution. A penalty tax of 6% of the excess contribution will be assessed against you. However, if you withdraw your excess contribution (plus its earnings) before the due date for filing your income tax returns for the year in which the excess contribution was made, then you may avoid the 6% penalty. If your excess contribution is not withdrawn by the time your income tax return is due, you should consult your tax adviser to determine whether you are able to deduct the excess contribution in future years, or whether you are able to withdraw the amount of the excess contribution without having to pay income tax or a 10% penalty tax for premature distributions.

6.  ROLLOVER CONTRIBUTIONS.

A rollover is a tax-free transfer of cash or other assets from one retirement program to another. You may not deduct the amount you roll over, but you are able to avoid immediate taxation on the rollover amount.

If you receive a distribution from one IRA, you generally may roll over all or part of the amount distributed (except amounts distributed as part of a post-age 70 1/2 minimum required distribution) to your Heartland IRA within 60 days following the date of distribution. Amounts rolled over are not applied against the $2,000 annual contribution limit mentioned above. Only one IRA-to-IRA rollover may be made from each IRA in any 12-month period.

A transfer of the funds in your IRA from one trustee or custodian directly to another trustee or custodian, either at your request or at the request of the trustee or custodian, is not considered a rollover. It is a transfer that is not affected by the twelve-month waiting period for rollovers between IRAs. The amount transferred is not included in your gross income because none of it is received by you.

Any portion of an "eligible rollover distribution" from a qualified employer plan or tax-sheltered annuity may be rolled over to an IRA. Most distributions are considered "eligible rollover distributions." Distributions not eligible for rollover to an IRA include the nontaxable portion of a distribution, the portion of a distribution that is required to be distributed at or after age
70 1/2, annuities or installment distributions made over a long period of time (i.e. life or life expectancy or for a period of ten years or more), and certain corrective distributions.

Any "eligible rollover distribution" can either be paid directly to your Heartland IRA (a "direct rollover"), or it can be paid to you and you then have 60 days to reinvest the portion you wish to roll over into your Heartland IRA. If you choose the direct rollover method, no income tax will be withheld from the amount rolled over and that amount will not be taxed until it is later distributed. If you choose to have the amount paid to you, 20% of the taxable amount of the distribution will be auto-


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matically withheld from the payment and credited against your federal tax liability for that year. In addition, the taxable portion of your distribution will be included in your gross income (and will be subject to a 10% federal early distribution penalty if you are under age 59 1/2) unless you roll it over within 60 days of receipt. If you want to roll over the entire taxable portion of the distribution, you will have to find other money to replace the amount that was withheld; otherwise you will still be taxed on the 20% withheld and not rolled over. See IRS Publication 590 for a more detailed explanation of the rollover rules and a comparison of a direct rollover and a rollover after amounts are paid to you.

Rollovers may be permitted in a number of situations. If you or your spouse receive a distribution from a qualified pension or profit sharing plan because of the other's death, the surviving spouse may roll over the amount received into an IRA. You may also withdraw all or part of your assets from one IRA and reinvest them within sixty (60) days into another IRA. You may not deduct the amount you reinvest in your new IRA; however, you do not include in your gross income that amount you withdrew from one IRA and rolled over into the other. You may also roll over funds distributed from one employer's plan into an IRA and then roll over those same funds into another employer's plan. These funds may be rolled over into the second employer's plan only if they are the same funds that you received from the first employer's plan, and are not mixed with any of your contributions or funds from other sources.

7.  DISTRIBUTIONS AND WITHDRAWALS.

Generally you may withdraw your IRA funds without adverse income tax consequences after you reach age 59 1/2. An earlier distribution will be taxable to you as ordinary income in the year of the distribution and will be subject to a 10% penalty tax. However, no penalty tax will be imposed on rollovers permitted to other IRAs or employer plans, timely returns of excess contributions, or payments because of your death or disability. In addition, under certain circumstances distributions after 1996 which are used to pay deductible medical expenses or are used to pay health insurance premiums by an unemployed individual, may not be subject to the 10% penalty tax.

Distributions from your IRA are included in your gross income, except for amounts attributable to any nondeductible IRA contributions, and are taxed at ordinary income tax rates. You are not allowed capital gains treatment or special forward averaging on your IRA distributions. All distributions are subject to withholding unless you have elected to have no withholding apply. (Distributions are discussed more fully in subparagraphs 2(f)-(h) of the Disclosure Statement and in Articles IV and VIII of the Custodial Agreement.)

An excise tax of 15% applies to distributions in excess of $160,000 in any year. (The $160,000 amount is indexed periodically to reflect cost of living increases.) All distributions from employer plans and IRAs, if includable in gross income, are aggregated to determine whether you have


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exceeded the applicable limit (except that lump sum distributions from qualified employer plans are counted separately and subject to a limit of five times the $160,000 indexed amount). Special grandfather rules are available which may reduce amounts subject to the tax. In addition, the 15% excise tax on excess distributions is suspended for distributions received in 1997, 1998 or 1999.

8.  PROHIBITED TRANSACTIONS AND PLEDGES.

If you or your beneficiary engage in a prohibited transaction (i.e., self-dealing types of activities, including borrowing money from the account) described in Section 4975(c) of the Internal Revenue Code, with respect to your IRA, the account will lose its tax exempt status as of the first day of the taxable year in which the prohibited transaction occurs, and you must include the fair market value of the account in your gross income for that taxable year. The value of your account may also be subject to the 10% penalty tax for premature distributions.

If you pledge your IRA as security for a loan, the portion that you pledge is treated as a fully taxable distribution and must be included in your gross income. The distribution may also be subject to the 10% penalty tax for premature distributions if you have not reached age 59 1/2 at the time of the pledge.

If someone other than you or your beneficiary engages in a prohibited transaction, that person may be liable for certain prohibited transaction excise taxes.

9.  CONTRIBUTIONS TO A SPOUSAL IRA.

(a) For years after 1996, you may make contributions of up to $2,000 to an IRA established on behalf of your spouse if (1) you and your spouse file a joint federal income tax return in the taxable year of the contribution, and (2) you have compensation that is included in your income for the taxable year, and (3) your spouse is under age 70 1/2 at the end of the taxable year, and (4) your spouse's compensation for the taxable year is less than your compensation for the year.

(b) The amount that may be contributed to a spousal IRA is the lesser of (1) $2,000 or (2) the sum of your compensation plus your spouse's compensation minus the amount which can be contributed to your own IRA. This means that you and your spouse can each contribute up to $2,000 to an IRA account as long as the combined compensation of you and your spouse is at least equal to the contributed amount. (For years prior to 1997 contributions to a combination of an IRA and a spousal IRA were limited to $2250 and no more than $2000 could be contributed to either IRA for any year.) The amount of the spousal IRA contribution which is deductible is determined in a manner similar to that described in paragraph 4 and is described more fully in IRS Publication 590.

(c) If a spousal IRA is established, the spouse on whose behalf the IRA is established is the "depositor" and is subject to all


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     of the rules and regulations applicable generally to IRAs, including (1) eligibility requirements; (2) premature distribution, excess accumulation, and prohibited transaction penalties; (3) the power to designate beneficiaries in the event of death; and (4) tax treatment of withdrawals and distributions.

(d) If you or your spouse are making contributions to a spousal IRA established on your behalf and you and your spouse become divorced or legally separated, then you may be able to make further contributions to your IRA if you receive taxable alimony which is treated as compensation for IRA purposes. The normal rules regarding allowable contributions and deductions would apply to your IRA.

10.  SIMPLIFIED EMPLOYEE PENSIONS.

Your employer may make a contribution to your IRA if your employer has established a simplified employee pension plan (SEP), for the benefit of all eligible employees. (For years prior to 1997, small employers may have also established a salary reduction SEP (SAR-SEP) which allows you to make salary deferral contributions to your IRA, up to the lesser of 15% of your compensation or $7,000, indexed annually for cost-of-living increases. New salary reduction SEPs may not be established after 1996; however, previously established salary reduction SEPs may be continued.) If your employer has established a SEP, total employer and salary deferral contributions are limited annually to the lesser of $30,000 or 15% of your compensation. Employer and salary deferral contributions to a SEP are not includable in your gross income; however, your participation in your employer's SEP may have an effect on your ability to deduct your own contributions to an IRA. If your employer establishes a SEP, your employer is required to provide you with additional information describing the plan.

11.  SIMPLE IRAs

For years after 1996, a small employer that does not maintain another retirement plan may establish a SIMPLE retirement plan which provides for employee pre-tax salary reduction contributions and employer matching or non-elective contributions. SIMPLE retirement plan contributions may only be made to SIMPLE IRAs which are special IRAs that hold only SIMPLE plan contributions or transfers or rollovers from other SIMPLE plans. (Regular IRA contributions cannot be made to a SIMPLE IRA; nor can SIMPLE IRA contributions be made to your regular IRA.) If your employer has established a SIMPLE plan, you can make salary reduction contributions to your SIMPLE IRA up to $6000 per year (indexed periodically to reflect cost-of-living changes).

Neither employer contributions nor employee salary reduction contributions to your SIMPLE IRA are includable in your gross income; however, your participation in your employer's SIMPLE retirement plan may affect your ability to deduct any contributions you may make to your regular IRA. (See paragraph
4). If your employer establishes a SIMPLE retirement plan, your employer is required to provide you with

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certain information describing the SIMPLE plan and your establishment of a
SIMPLE IRA.

If your employer has established a SIMPLE retirement plan and you wish to have your SIMPLE plan contributions invested in Heartland Fund shares, please contact the Heartland Funds at the address or phone number indicated on the first page of this Disclosure Statement.

12.  ESTATE AND GIFT TAXES.

Generally, the amount in your IRA is includable in your taxable estate upon your death. An excise tax may apply if at your death the amount remaining in all of your qualified employer plans and IRAs constitutes an excess retirement accumulation. (Unlike the excess distribution tax, described in paragraph 7, the excess accumulation tax is not suspended from 1997 through 1999.) If amounts are distributed to a beneficiary, they are taxable to the beneficiary.

13.  TAXPAYER REPORTING REQUIREMENTS

Each year the Custodian will provide you with a statement of your account which will give the amount of contributions to the account, earnings and distribution activity, and the total value of the account as of the end of the year. Information relating to contributions and withdrawals must be reported annually to the IRS by the depositor. You must also file Form 5329 with the IRS for any tax year during which a transaction occurs for which a penalty tax is imposed (such as an excess contribution, a premature distribution, or an excess distribution). Form 8606 must be filed if you make any nondeductible contributions to the account.

14.  FORM OF IRA

The form used by the Heartland Funds IRA has been approved by the Internal Revenue Service. However, IRS approval of the form of the IRA does not address the operation of the IRA; nor does such approval represent a determination as to the merits of the Fund as an investment. You are responsible for making certain that your IRA operates in accordance with applicable IRS rules. In addition, you should examine the documents you receive closely to see if investment in the Heartland Funds is an appropriate investment for you.

15.  ADDED INFORMATION.

To obtain added information regarding the statutes and regulations governing your IRA, you may contact any district office of the Internal Revenue Service and/or obtain a copy of IRS Publication 590, Individual Retirement Arrangements.

                             FINANCIAL INFORMATION

1.  INVESTMENT INFORMATION.

The money you contribute to your Heartland Funds IRA will be invested in Heartland Fund shares or shares of other mutual funds serviced

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by Heartland Group, Inc.  (The Portico Money Market Fund is offered to IRA depositors pursuant to a servicing agreement with Portico Funds, Inc.) The shares are purchased at the net asset value plus any applicable fees as described in the current Prospectus. The net asset value is determined by subtracting the Fund's liabilities from the Fund's total assets and dividing that by the total number of shares outstanding. Redemption of the shares may also be subject to a deferred sales charge of up to 3% if redeemed within three years of purchase.

The value of your investment will depend upon the value of the Fund's portfolio as affected by the investment advisory fee and the distribution fee. The value of your account is in no way guaranteed by Heartland Funds or the Custodian. There are market risks inherent in any investment and there can be no assurance against possible loss in the value of the Fund's portfolio. There can be no projection of the future earnings on your contributions because of fluctuations in the value of the Fund.

2.  CUSTODIAL CHARGES.

The Custodian's fees are listed in the Application. These fees are subject to change; however, you will be notified prior to any fee change.

3.  MINIMUM CONTRIBUTIONS.

To establish a Heartland Funds IRA, you must make an initial contribution of $500 (no required minimum for a SIMPLE IRA). Although you need not make contributions to your IRA every year, all contributions made must be a minimum of $100 (except for contributions to your SIMPLE IRA). All contributions are also subject to the maximum limitations discussed previously.


                                HEARTLAND FUNDS
                                  FORM 5305-A
                            (Revised October, 1992)
                             INDIVIDUAL RETIREMENT
                               CUSTODIAL ACCOUNT
              (Under Section 408(a) of the Internal Revenue Code)

                                   AGREEMENT

The Depositor is establishing an individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian has given the Depositor the disclosure statement required under Regulations section 1.408-6.

The Depositor has deposited with the Custodian a sum of money as specified in the IRA Application in cash.

By executing the IRA Application, the Depositor and the Custodian make the following agreement:

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                                   ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                   ARTICLE II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                  ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a)  A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

      (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

      (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of a distribution under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

                                  ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor and the Custodian.

                                  ARTICLE VIII

(Additional provisions agreed upon by Depositor and Custodian to complete this Agreement)

1.  DEFINITIONS.

(a)  "Custodian" shall mean the Firstar Trust Company.

(b) "Depositor" shall mean the individual who establishes this Individual Retirement Custodial Account by executing the Application Form and agreeing to be bound by this Agreement.

(c) "Fund" or "Funds" shall mean the Heartland Fund shares offered by the Investment Company for purchase under this Agreement, and such other mutual fund shares which the Investment Company chooses to make available for IRA investment through a servicing agreement.

(d) "Investment Company" shall mean Heartland Group, Inc., a registered investment company, and its affiliates, including Heartland Advisors, Inc., the investment advisor to the Funds.

2.  ACCOUNT INVESTMENT.

(a) All contributions made by the Depositor shall identify the Depositor's account number, and shall be invested by the Custodian in shares of the Fund in accordance with the Depositor's directions. Depositor contributions which are accompanied by inadequate account identification shall be returned to the Depositor by the Custodian without any liability for interest thereon.

(b) All Depositor contributions shall be invested in whole or fractional shares of the Fund at a price and in the manner in which such shares are being publicly offered. All distributions received by the Custodian on shares of the Fund shall be reinvested in like shares and credited to the Depositor's account.

(c) All shares of the Fund acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Depositor shall be the beneficial owner of all Fund shares held in the Depositor's account and the Custodian shall not vote such shares, except upon written direction of the Depositor. The Custodian will forward to every Depositor a then current Prospectus, reports, notices, proxies and any materials applicable to Fund shares received by the Custodian.

(d) Neither the Custodian nor the Investment Company shall have any liability in connection with any contributions to the custodial account, nor any investment choices made by the Depositor or the Depositor's beneficiaries, as applicable.

3.  EXPENSES AND FEES.

Any and all charges, expenses and fees shall be charged against and deducted from the Depositor's custodial account, including all reasonable expenses incurred by the Custodian in the administration of the account, all charges involved in the investment and/or redemption of shares as stated in the then current Prospectus, all income taxes and other taxes of any kind that are assessed upon the assets of the account, or income arising therefrom, any fees for legal services rendered to the Custodian in relation to the account, and the Custodian's fees, which shall be as stated in the Application. Extraordinary charges resulting from unusual administrative duties not contemplated herein will be subject to such additional charges as will reasonably compensate the Custodian for its services.

4.  AMENDMENT AND TERMINATION.

(a) This custodial account is intended to be a qualified individual retirement custodial account under Section 408 of the Internal Revenue Code. Depositor hereby delegates to the Investment Company the power to amend this Custodial Account Agreement as necessary to comply with the provisions of the Code and related regulations. Depositor also delegates to the Investment Company the power to amend the Custodial Account Agreement in any other manner not inconsistent with the provisions of applicable law, such amendments to be binding upon the Depositor upon written notification unless within 30 days after such notification, the Depositor provides written objection to any such amendment. Notwithstanding the above, no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries, nor shall any amendment increase the duties of the Custodian without the Custodian's consent.

(b) The Depositor may at any time terminate the custodial account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof.

(c) The custodial account created by this Agreement shall automatically terminate upon distribution to the Depositor or any beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the custodial account.

(d) The Custodian may be removed by the Depositor at any time upon sixty (60) days written notice to the Custodian. At any time the Custodian may elect to resign upon sixty (60) days written notice to the Depositor. The notice shall contain the conditional appointment of a successor Custodian which shall be an entity appointed by the Investment Company and qualified to act as custodian of individual retirement accounts under the Internal Revenue Code. Absent the Depositor's written objection within such sixty
     (60) day period, the appointment of the successor Custodian shall be deemed acceptable by the Depositor.

5.  RECORDS AND COMMUNICATIONS.

(a) Records of all contributions, investments, disbursements and other transactions performed shall be kept by the Custodian, and communicated to the Depositor or the Depositor's designated representative within 60 days after the close of each calendar year (or within such lesser period as may be required by applicable law), or after the Custodian's removal or resignation pursuant to Article VIII, Paragraph 4.

(b) All communications to the Custodian shall be addressed to: Firstar Trust Company, Heartland Funds IRA, Post Office Box 701, Milwaukee, Wisconsin 53201-0701. Communications to the Depositor will be mailed to the Depositor's last known address. The Depositor shall notify the Custodian of any change in address.

6.  BENEFICIARY DESIGNATION.

The Depositor may designate a beneficiary or beneficiaries to receive any benefits which may be payable to the Depositor after the Depositor's death. In the absence of the Depositor's designation of any beneficiary, or the death of all designated beneficiaries prior to the complete distribution of the benefit, the benefits due shall be payable to the Depositor's spouse, if any; or if not living, then in equal shares to the Depositor's children surviving the Depositor and to the descendants then living of a deceased child by right of representation. If the Depositor leaves no spouse, children or descendants of children surviving, then any benefits due shall be paid to such Depositor's estate. The Depositor is hereby notified that state community property law may affect Depositor's designation of a beneficiary and that Depositor is solely responsible for any payment made pursuant to such Depositor's beneficiary designation or this Custodial Account Agreement absent any designation.

7.  DISTRIBUTIONS

(a)  The Custodian shall, from time to time, subject to the provisions of
     Article IV, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive.

(b)  Upon the Depositor's death, the election of either option (i) or option
     (ii) under paragraph 4(b) of Article IV must be made by December 31 of the year following the year of the Depositor's death. If the beneficiary or beneficiaries do not elect either of the distribution options described in paragraph 4(b)(i) and 4(b)(ii) of Article IV by such date, distribution will be made in accordance with paragraph 4(b)(ii) of Article IV if the beneficiary is the Depositor's surviving spouse and in accordance with paragraph 4(b)(i) of Article IV if the beneficiary or beneficiaries include anyone other than the surviving spouse.

(c) If the Depositor does not choose any of the methods of distribution described in paragraphs 3(a) through 3(e) of Article IV by the April 1 following the calendar year in which he or she reaches age 70 1/2, then by that date, and by each December 31 thereafter, distribution to the Depositor will be made only in such amounts as will satisfy the requirements of the minimum distribution rules in paragraph 1 of Article IV above, based on the joint life expectancy of the Depositor and his or her designated beneficiary (or based on the Depositor's sole life expectancy if the Depositor has no designated beneficiary, or is treated as having no designated beneficiary for purposes of the minimum distribution rules described above).

(d) Neither the Custodian nor the Investment Company shall have any liability with respect to any distribution from the Depositor's custodial account pursuant to instructions received from the Depositor (or beneficiary) or in accordance with this Agreement, or for any consequences to the Depositor or beneficiary arising from such distribution including, but not limited to, excise and other taxes and penalties which might accrue or be assessed.

8.  LEGISLATION GOVERNS.

The law of the State of Wisconsin shall govern this agreement as to all matters which are to be determined by reference to state law as distinguished from federal law.

                              GENERAL INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

                                PURPOSE OF FORM

Form 5305-A is a model Custodial Account Agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305-A with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosure you can get from your custodian, get PUB. 590, Individual Retirement Account Arrangements
(IRAs).

                                  DEFINITIONS

CUSTODIAN. - The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

DEPOSITOR. - The Depositor is the person who establishes the custodial account.

                               IDENTIFYING NUMBER

The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

                           IRA FOR NONWORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for nonworking spouse.

Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

                             SPECIFIC INSTRUCTIONS

ARTICLE IV. Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII. Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.


                             [Logo] Heartland Funds
                            ------------------------
                            AMERICA'S VALUE INVESTOR


           Heartland Advisors, Inc. - Distributor. Member SIPC, NASD.

[Logo] Heartland Funds
AMERICA'S VALUE INVESTOR

IRA APPLICATION
For help with this application, please call 1-800-432-7856

OVERNIGHT MAIL TO:
Firstar Trust Company
615 E. Michigan
Milwaukee, WI 53202

REGULAR MAIL TO:
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701

----------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414)289-7000
for current prices, account information and market updates
----------------------------------------------------------

PLEASE PRINT



_____________________________________________________/__/__
your name                                         birthdate
___________________________________________________________
address
___________________________________________________________
city                                            state   zip
______________________________(___)________________________
social security #             work phone

BENEFICIARY DESIGNATION (OPTIONAL)

_____________________________________________________/__/__
your name                                         birthdate
___________________________________________________________
address
___________________________________________________________
city                                            state   zip
______________________________(___)________________________
social security #             work phone


You may change your beneficiary at any time by written notice to the Custodian. If no beneficiary is designated, the provisions of Article VIII, Paragraph 6 of the Custodial Agreement will apply.

                          PLEASE CHECK THE TYPE OF IRA

/ / Individual Account ($2,000 maximum, $500 minimum)
/ / Spousal IRA
/ / Transfer of Assets (No maximum). Also, please complete the IRA
    Transfer Form.
/ / Direct Rollover (No maximum). Any direct rollover from an employer sponsored retirement plan will not be subjected to the mandatory 20% withholding.

/ / Rollover Account (No maximum). Any rollover from an IRA or other qualified plan must be made within 60 days of receipt and is irrevocable.
/ / SEP-IRA (Simplified Employee Pension Plan). One application must be completed for each employee.
/ / SIMPLE IRA (No minimum). One application must be completed for each employee.

PLEASE INDICATE THE AMOUNT TO BE INVESTED IN EACH FUND (MINIMUM INVESTMENT $500 PER FUND)

Value Fund (closed to new investors) $______________________________________
Small Cap Contrarian Fund $_________________________________________________
Value Plus Fund $___________________________________________________________
Mid Cap Value Fund $________________________________________________________

Large Cap Value Fund $______________________________________________________
U.S. Government Securities Fund $___________________________________________
Money Market Fund $_________________________________________________________

                              PLEASE COMPLETE ONE

This is a new IRA for tax year 19___.
I am establishing this IRA by rolling over or transferring assets from:


/ / IRA   / / Corporate   / / 403(b)   / / Keogh (HR-10)
Other (specify)___________________

                           TELEPHONE EXCHANGE OPTION

/ / By checking this box, I authorize Firstar Trust Company and Heartland Advisors, Inc. to act upon my instructions, received by telephone, to exchange shares in this account for shares of any identically registered account(s) with Heartland Funds. (Liquidations of IRA accounts must be in writing accompanied by withholding election instructions.)

FEE SCHEDULE (THESE FEES ARE SUBJECT TO CHANGE BY THE CUSTODIAN UPON NOTICE TO THE DEPOSITOR)


 Annual Maintenance Fee (Maximum $25.00 per social security number) ..  $12.50
  Waived for balances over $10,000
 Lump Sum Distribution ...............................................  $15.00
 Each Non-Regular Periodic Distribution ..............................  $15.00
 Refund of Excess Contributions ......................................  $15.00
 Transfer of Funds to Successor Custodian ............................  $15.00


                        ACKNOWLEDGEMENT AND APPOINTMENT

I have received and read the Prospectus for the Fund(s) to which I am making my contribution and have read and understand the IRA Custodial Agreement and Disclosure Statement. I certify under penalties of perjury that my Social Security Number (above) is correct, I am of legal age and I am eligible to establish the type of IRA indicated above. I agree that I am responsible for ascertaining any tax consequences associated with this transaction, including future contributions, rollovers, and/ or distributions. I will supply the Internal Revenue Service with information as to any taxable year as required unless such information is filed by the Custodian.
I hereby authorize and appoint Firstar Trust Company to act as Custodian of my account. I indemnify Firstar Trust Company when making distributions in accordance with my beneficiary designation on file or in accordance with the Custodial Agreement absent and such designation.
Appointment of Custodian accepted: FIRSTAR TRUST COMPANY

MAIL TO: FIRSTAR TRUST COMPANY
         P.O BOX 701, MILWAUKEE, WI 53201-0701
         Be sure to include your check with this application, payable to the appropriate Heartland Fund.



_____________________________________________________/__/__
your signature                                        date
_____________________________________________________/__/__
custodian acceptance (Firstar Trust Company)          date

[Logo] Heartland Funds
----------------------
AMERICA'S VALUE INVESTOR

For help with this application, please call 1-800-432-7856

INVESTMENT
TRANSFER FORM

OVERNIGHT MAIL TO:
Firstar Trust Company
615 E. Michigan
Milwaukee, WI 53202

REGULAR MAIL TO:
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701
----------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414)289-7000
for current prices, account information and market updates
----------------------------------------------------------


Dealer
       -----------------------------------------------------
Branch
       -----------------------------------------------------
Representative
               ---------------------------------------------
PLEASE PRINT


---------------------------------------------------------
Name

---------------------------------------------------------
Address

---------------------------------------------------------
City                         State                    Zip


---------------------------------------------------------
Social security number

---------------------------------------------------------
Work phone

---------------------------------------------------------
Home phone


/ / PLEASE LIQUIDATE MY ASSETS FROM OR

/ / PLEASE TRANSFER-IN-KIND MY ASSETS FROM
    (FOR EXISTING HEARTLAND SHAREHOLDERS ONLY.)


---------------------------------------------------------
Name of fund/retirement plan

---------------------------------------------------------
Address

---------------------------------------------------------
City                      State                       Zip


---------------------------------------------------------
Account number

---------------------------------------------------------

CD maturity date

/X/ I AM ENCLOSING A COPY OF MY LATEST STATEMENT.

PLEASE CHECK ALL THAT APPLY

/ / Please deposit the proceeds from the above liquidation or transfer into my current Heartland fund account # _________________________________________
/ / Please establish a new account in accordance with my instructions on the ATTACHED HEARTLAND FUNDS ACCOUNT APPLICATION.

    Please deposit the proceeds from the above liquidation into:
/ / Heartland Small Cap Contrarian Fund     / / Heartland Value Plus Fund
/ / Heartland Value Fund                    / / Heartland U.S. Government
     (closed to new investors 7/1/95)            Securities Fund
/ / Heartland Mid Cap Value Fund            / / Portico Money Market Fund
/ / Heartland Large Cap Value Fund


HEARTLAND FUNDS:

Please consider this your authority to / / sell or / / transfer-in-kind ____% of all of my assets or $__________ of my assets in the above mentioned mutual fund account, and prepare a check payable (or transfer assets) to Heartland Funds for my benefit. It is my intention to invest the proceeds from this liquidation or transfer into the HEARTLAND FUNDS for my benefit. It is my intention to invest the proceeds from this liquidation or transfer into the HEARTLAND FUNDS, for which the Firstar Trust Company acts as Transfer Agent/Custodian.

*IMPORTANT: Please check with your current custodian/trustee to determine if a signature guarantee is required.

__________________________________________________________
Signature
__________________________________________________________
Co-signature (if necessary)

__________________________________________________________
Date
__________________________________________________________
Signature guarantee
================================================================================
If applicable,
Please send check to:  HEARTLAND FUNDS
                       C/O FIRSTAR TRUST COMPANY
                       P.O BOX 701
                       MILWAUKEE, WI 53201-0701


Please note:
This is not an account application form.

[Logo] Heartland Funds
------------------------
AMERICA'S VALUE INVESTOR

IRA TRANSFER FORM

This transfer form should not be used for transferring assets from an Employer Sponsored Retirement Plan.

OVERNIGHT MAIL TO:
Firstar Trust Company
615 E. Michigan
Milwaukee, WI 53202

REGULAR MAIL TO:
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701
------------------------------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414)289-7000
for current prices, account information and market updates
------------------------------------------------------------------------------

Dealer _______________________________________________________

Branch ______________________________________________________

Representative _________________________________________________

PLEASE PRINT

__________________________________________________________
Name
__________________________________________________________
Address
__________________________________________________________
City                                    State      Zip

___________________________________________________________
Social security number
___________________________________________________________
Work phone
____________________________________________________________
Home phone

PLEASE TRANSFER MY IRA FROM

__________________________________________________________
Name of current custodian/trustee (bank, S&L, mutual fund, etc.)
__________________________________________________________
Address
__________________________________________________________
City                                    State      Zip

___________________________________________________________
Account number
___________________________________________________________
CD maturity date

/X/ I AM ENCLOSING A COPY OF MY LATEST STATEMENT.

I WOULD LIKE TO


/ / Invest in my existing Heartland IRA, account number_________________________ / / Open a new IRA in:
   / / Heartland Small Cap Contrarian Fund                   Amount_____________
   / / Heartland Value Fund (closed to new investors 7/1/95) Amount_____________
   / / Heartland Mid Cap Value Fund                          Amount_____________
   / / Heartland Large Cap Value Fund                        Amount_____________
   / / Heartland Value Plus Fund                             Amount_____________
   / / Heartland U.S. Government Securities Fund             Amount_____________
   / / Portico Money Market Fund                             Amount_____________


FOR A NEW ACCOUNT, I WILL ALSO COMPLETE AN IRA APPLICATION.

TO MY CURRENT CUSTODIAN/TRUSTEE

Please consider this your authority to sell:  / / all of my assets
/ / $_______________________________________________________________________
of my assets in the above mentioned account and prepare a check to the specific Fund checked above. It is my intention to transfer these assets to Heartland Funds, for which the Firstar Trust Company acts as Transfer Agent/Custodian.

*IMPORTANT: Please check with your current custodian/trustee to determine if a signature guarantee is required.

__________________________________________________________
Signature guarantee (if required)
__________________________________________________________
Date

___________________________________________________________
Your signature

FIRSTAR TRUST COMPANY WILL COMPLETE THIS ACCEPTANCE AGREEMENT

As custodian for Heartland Funds, we have been appointed to serve as successor custodian of this IRA. Please prepare a check representing liquidation of the investment referenced above. To ensure proper credit, please return a copy of this form with the check. Our IRA has been approved by the IRS.

Mail to: HEARTLAND FUNDS
         C/O FIRSTAR TRUST COMPANY
         P.O BOX 701
         MILWAUKEE, WI 53201-0701

___________________________________________________________
Authorized signature
___________________________________________________________
Date